Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. 1350,

as Adopted Pursuant to § 906 of the Sarbanes‑Oxley Act of 2002

In connection with the Annual Report on Form 10‑K of Willdan Group, Inc. (the “Company”) for the annual period ended December 28, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Thomas D. Brisbin, as Chief Executive Officer of the Company, and Stacy B. McLaughlin, as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that, to the best of his or her knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ THOMAS D. BRISBIN
Thomas D. Brisbin
Chief Executive Officer (Principal Executive Officer)
March 8, 2019

By:	/s/ STACY B. MCLAUGHLIN
Stacy B. McLaughlin
Chief Financial Officer and Vice President (Principal Financial Officer)
March 8, 2019

This certification accompanies the Report pursuant to § 906 of the Sarbanes‑Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes‑Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.